Exhibit 4.3

[FORM OF RepresentativeS’ WARRANT TO PURCHASE AMERICAN DEPOSITARY SHARES Representing ORDINARY SHARES]

THIS warrant AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO A LOCK-UP PERIOD OF ONE HUNDRED EIGHTY (180) DAYS BEGINNING ON THE DATE OF COMMENCEMENT OF SALES OF THE OFFERING, PURSUANT TO finra rule 5110(e)(1) and EXCEPT AS PROVIDED FOR IN FINRA RULE 5110(E)(2).

PURSUANT TO THE TERMS OF THIS WARRANT, ALL OR A PORTION OF THIS WARRANT MAY HAVE BEEN EXERCISED, AND THEREFORE THE ACTUAL NUMBER OF WARRANT SHARES AND ADSs REPRESENTED BY THIS WARRANT MAY BE LESS THAN THE AMOUNT SET FORTH ON THE FACE HEREOF.

METAOPTICS LTD

Warrant To Purchase American Depositary Shares

Representing Ordinary Shares

Warrant No.: [●]

Number of Warrant ADSs: [●]

Date of Original Issuance: [●] (“Issuance Date”)

MetaOptics Ltd, an exempted company incorporated in the Cayman Islands (the “Company”), hereby certifies that, pursuant to the Underwriting Agreement, dated as of [●], 2026 (the “Underwriting Agreement”), by and between the Company and Roth Capital Partners, LLC and The Benchmark Company, LLC, as representatives of the several underwriters named in Schedule A thereto, providing for the initial public offering (the “Offering”) of American depositary shares representing the Ordinary Shares, [●], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price then in effect, at any time or times on or after [●], [●]1(the “Initial Exercise Date”), but not after 11:59 p.m., New York time, on the Expiration Date, [●] ([●])2 American depositary shares (“ADSs”), as subject to adjustment hereunder (the “Warrant ADSs”), representing [●] ([●])3 fully paid and nonassessable Ordinary Shares (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15. This Warrant to Purchase American Depositary Shares Representing Ordinary Shares (this “Warrant”) is issued pursuant to (i) the Underwriting Agreement and (ii) the Company’s Registration Statement on Form F-1 (File No. 333-[●]) (as amended, the “Registration Statement”).

1. EXERCISE OF WARRANT.

(a) Exercise of Warrant. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Initial Exercise Date, through and including the Expiration Date, in whole or in part (but not as to fractional Warrant Shares or Warrant ADSs), by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”) of the Holder’s election to exercise this Warrant. No ink-original Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice form be required. Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following the delivery of such Exercise Notice, if the Holder is not electing a Cashless Exercise pursuant to Section 1(c), the Holder shall pay to the Company an amount equal to the applicable Exercise Price multiplied by the number of Warrant ADSs as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds (a “Cash Exercise”). The Holder shall not be required to surrender this Warrant in order to effect an exercise hereunder; provided, however, that in the event that this Warrant is exercised in full or for the remaining unexercised portion hereof, the Holder shall deliver this Warrant to the Company for cancellation within a reasonable time after such exercise. On or before the first (1st) Trading Day following the date on which the Holder has submitted the Exercise Notice to the Company (the date upon which the Holder has submitted the Exercise Notice to the Company, the “Exercise Date”), the Company shall transmit by email transmission an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the depositary for the ADSs (the “Depositary”). The Company shall deliver any objection to the Exercise Notice on or before the Trading Day following the date on which the Holder has submitted the Exercise Notice to the Company. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant ADSs hereunder, the number of Warrant ADSs available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

[1]	180 days after the closing date of the Offering.
[2]	An aggregate of 3.0% of the ADSs sold in the Offering at each Closing Date, allocated between the Representatives.
[3]	An aggregate of 3.0% of the Ordinary Shares sold in the Offering at each Closing Date, allocated between the Representatives.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” per Warrant ADS means $[●] (which is equal to 120% of the price of the ADSs sold in the Offering), subject to adjustment as provided herein.

(c) Cashless Exercise. The Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Warrants ADSs determined according to the following formula (a “Cashless Exercise”):

Net Number = (A - B) (X)

(A)

For purposes of the foregoing formula:

A	=	the Weighted Average Price for the three (3) consecutive Trading Days ending on the date immediately preceding the Exercise Date.

B	=	the Exercise Price then in effect for the applicable Warrant ADS at the time of such exercise.

X	=	the total number of Warrants ADSs with respect to which this Warrant is then being exercised (assuming for such purpose that such exercise were by means of a cash exercise rather than a Cashless Exercise).

For purposes of Rule 144(d) promulgated under the Securities Act of 1933, as amended (the “Act”), as in effect on the date hereof, assuming the Holder is not an affiliate of the Company, it is intended that the Warrant ADSs issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant ADSs shall be deemed to have commenced, on the Issuance Date.

(d) Mechanics of Exercise.

(i) Delivery of Warrant ADSs Upon Exercise. The Company shall or shall cause its agent to deposit the Warrant Shares subject to such exercise with the depositary for the ADSs (the “Depositary”) and instruct the Depositary to credit the account of the Holder’s or its designee’s balance account with The Depositary Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian system (“DWAC”) if the Depositary is then a participant in such system and either (A) there is an effective registration statement with a current prospectus registering for resale of the Warrant ADSs by the Holder or (B) the Warrant ADSs are eligible for resale by the Holder without the current information requirements, or the volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by electronic (registered in book-entry format) or physical delivery of an ADR (as defined in that certain Deposit Agreement by and among the Company, the Depositary, and the holders and beneficial owners of American Depositary Shares issued thereunder, dated as of [●], 2026 (the “Deposit Agreement”)) for the number of Warrant ADSs to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise, in each case (provided that the whole Exercise Price payable has been received by the Company) by the date that is the earlier of (x) two (2) Trading Days after the delivery to the Company of the Notice of Exercise and (z) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant ADS Delivery Date”). The Holder (or other person named in the Notice of Exercise as recipient of the Warrant ADSs) shall be treated by the Company as if it were the beneficial owner of the Warrant Shares represented by the Warrant ADSs subject to a Notice of Exercise for all purposes, as of the date the Warrant has been exercised (irrespective of the date of delivery of the Warrant ADSs), provided that payment of the Aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Company prior to the Warrant ADS Delivery Date. If the Company fails for any reason to deliver, or cause the Depositary to deliver, to the Holder the Warrant ADSs subject to a Notice of Exercise by the Warrant ADS Delivery Date and such failure is not caused by incorrect or incomplete information provided by the Holder or any force majeure event beyond the Company’s control, then the Holder will have the right to rescind such exercise (see below), or, if after the Warrant ADS Delivery Date and prior to the receipt of such Warrant ADSs, the Holder purchases, or another Person purchases on the Holder’s behalf or for the Holder’s account (in an open market transaction or otherwise) ADSs to deliver in satisfaction of a sale by the Holder of Warrant ADSs issuable upon such exercise that the Holder anticipated receiving from the Depositary (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s written request (accompanied by reasonably detailed documentation of the Buy-In) and in the Company’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the ADSs so purchased (the “Buy-In Price”), at which point the Company’s obligation to cause to deliver such Warrant ADSs shall terminate, or (ii) promptly honor its obligation to cause to deliver to the Holder such Warrant ADSs and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant ADSs, times (B) the Weighted Average Price on the date of the event giving rise to the Company’s obligation to deliver such ADSs. The Company agrees to maintain a depositary and transfer agent (if applicable) that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the Warrant ADSs, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant ADSs called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii) Rescission Rights. If the Company fails to cause the Depositary to transmit to the Holder the Warrant ADSs pursuant to Section 1(d)(i) by the Warrant ADS Delivery Date (other than a failure caused by incorrect or incomplete information provided by the Holder to the Company or any force majeure event beyond the Company’s control), then the Holder will have the right to rescind such exercise in respect of the untransmitted Warrant ADSs (with the effect that the Holder’s right to acquire such Warrant ADSs pursuant to this Warrant shall be restored) and the Company shall promptly return to the Holder the Aggregate Exercise Price paid to the Company for such Warrant ADSs.

(iv) [Reserved]

(v) No Fractional Warrant ADSs. No fractional Warrant ADSs shall be issued upon the exercise of this Warrant. As to any fraction of an ADS which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round down to the next whole ADS.

(vi) Charges, Taxes and Expenses. Issuance of Warrant ADSs shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant ADSs, all of which taxes and expenses shall be paid by the Company, and such Warrant ADSs shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant ADSs are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Depositary fees and expenses required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic issuance and delivery of the Warrant ADSs.

(vii) Closing of Books. The Company will not close its register of members or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof; provided, however, that the foregoing shall not be deemed or construed to limit any rights of the Depositary under the terms and provisions of the deposit agreement among, inter alia, the Company and the Depositary.

(viii) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant ADSs, the Company shall promptly issue to the Holder the number of Warrant ADSs that are not disputed.

(e) Holder’s Exercise Limitations. Notwithstanding anything to the contrary herein, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares underlying such Warrant ADSs issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares underlying Warrant ADSs which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 1(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 1(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of this Warrant that are not in compliance with the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1(e), in determining the number of Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent annual report on Form 20-F, report on Form 6-K or other public filings filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of a Holder, the Company shall within two (2) Trading Days confirm orally or in writing to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares issuable upon exercise of this Warrant. The Holder, upon written notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 1(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

(f) Piggyback Registration Rights. Unless all of the Warrant ADSs issuable upon exercise of this Warrant (the “Registrable Securities”) are included in an effective registration statement with a current prospectus pursuant to which all of the Registrable Securities would be tradable upon exercise of this Warrant, the Holder of this Warrant shall have the right for a period of not more than five (5) years from the commencement of the sales of the Offering (the “Offering Date”), in accordance with the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110(g)(8), to include the remaining Registrable Securities as part of any other registration of securities filed by the Company (other than (i) a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Act is applicable, or (ii) a registration statement on Form F-4, S-8 or any successor form thereto or another form not available for registering the Warrant ADSs issuable upon exercise of this Warrant for sale to the public), whether for its own account or for the account of one or more shareholders of the Company (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than thirty (30) days prior to the proposed filing of such registration statement) to the Holder of the Company’s intention to effect such a registration, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter(s), if any, of the proposed offering. Such notice to the Holder shall continue to be given for each registration statement to be filed by the Company until such time as all of the Registrable Securities have been sold. The Company shall include in such registration such number of the Registrable Securities that the Holder has (within thirty (30) days of the Holder’s receipt of such notice) requested in writing to the Company (including such number) to be included within such registration. The Company will cause any managing underwriter(s) of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The Company will pay all fees and expenses related to any Piggyback Registration, whether or not any such registration is consummated; provided, however, that the Holder shall be responsible for (i) any underwriting discounts or commissions applicable to the sale of Registrable Securities by the Holder and (ii) the fees and expenses of any legal counsel retained by the Holder in connection with such Piggyback Registration. Except as otherwise provided in this Warrant, there shall be no limit on the number of times the Holder may request Piggyback Registration under this Section 1(f). Notwithstanding anything to the contrary, such Piggyback Registration rights shall terminate on the fifth (5th) anniversary of the Offering Date.

(g) Demand Registrations. Requests for Registration. Unless all of the Registrable Securities are included in an effective registration statement with a current prospectus pursuant to which all of the Registrable Securities would be tradable upon exercise of this Warrant, for a period of five (5) years from the Offering Date, in accordance with FINRA Rule 5110(g)(8), the Holder may request registration under the Act of all or any portion of its Registrable Securities on Form F-1 or any similar long-form registration or on Form F-3 or any similar short-form registration, if available (any such requested registration, a “Demand Registration”). On such occasion, the Company shall file such registration statement covering such Registrable Securities within thirty (30) calendar days after receipt of the request for Demand Registration and have such registration statement declared effective as promptly as practicable thereafter. The Company shall cause any such registration statement to remain effective for a period of at least twelve (12) consecutive months after the date that the Holder of the Registrable Securities covered by such registration statement is first given the opportunity to sell all such securities. Any request for a Demand Registration must specify the approximate number or dollar value of Registrable Securities requested to be registered by the requesting Holder. The Holder will be entitled to request (i) one (1) Demand Registration in which the Company will pay all fees and expenses related to such registration, provided that the Holder shall be responsible for the fees and expenses of any legal counsel retained by the Holder in connection with such registration, and (ii) one (1) Demand Registration in which the Holder will pay all fees and expenses related to such registration, in each case, whether or not any such registration is consummated. If there are multiple Holders of this Warrant and/or the Registrable Securities, the Company agrees to give written notice of its receipt of any Demand Registration to all other registered Holders of this Warrant and/or the Registrable Securities within fifteen (15) calendar days after the date of the receipt of any such notice. Notwithstanding anything to the contrary, such Demand Registration rights shall terminate on the fifth (5th) anniversary of the Offering Date in accordance with FINRA Rule 5110(g)(8). Notwithstanding the foregoing, the Company shall have the right to delay the filing of any Demand Registration for up to sixty (60) calendar days if the Board of Directors of the Company (the “Board of Directors”) determines in good faith that such delay is necessary to avoid disclosure of material, non-public information that would be required to be included in such registration statement.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT ADSs. The Exercise Price and the number of Warrant ADSs shall be adjusted from time to time as follows:

(a) Voluntary Adjustment by Company. Subject to the rules and regulations of the applicable trading markets, the Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors.

(b) Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its ADSs or Ordinary Shares or any other equity or equity equivalent securities payable in ADSs or Ordinary Shares (which, for avoidance of doubt, shall not include any ADSs or Ordinary Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding ADSs or Ordinary Shares into a larger number of ADSs or Ordinary Shares, as applicable, (iii) combines (including by way of share consolidation) outstanding ADSs or Ordinary Shares into a smaller number of ADSs or Ordinary Shares, as applicable, or (iv) issues by reclassification of ADSs, Ordinary Shares or any shares of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of ADSs (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of ADSs outstanding immediately after such event, and the number of Warrant ADSs issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 2(b) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, consolidation or re-classification.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of share appreciation rights or phantom share rights pro rata to the record holders of ADSs or Ordinary Shares), then the Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant ADSs so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant ADSs as otherwise determined pursuant to this Section 2.

(d) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of ADSs or Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of ADSs or Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of ADSs or Ordinary Shares are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any ADSs or Ordinary Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(e) Change in ADS Ratio. If after the Original Issuance Date the ADS ratio is increased or reduced, then the number of Warrant ADSs to be provided on exercise of a Warrant will be reduced or increased (respectively) in inverse proportion to the change in the ADS ratio of Ordinary Shares per ADS and the Exercise Price per Warrant will be increased or reduced (respectively) in proportion to the change in Ordinary Shares per ADS, so that the total number or Warrant Shares underlying the Warrants and the aggregate Exercise Price for all Warrants remain unchanged.

(f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 2, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant ADSs and setting forth a brief statement of the facts requiring such adjustment.

3. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Ordinary Share Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of ADSs or Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of ADSs acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of ADSs or Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such ADSs or Ordinary Shares as a result of such Purchase Right to such extent) and this Section 3(a) shall not apply to any Distribution to which the Holder is entitled under Section 2(d)).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing (unless the Company is the Successor Entity) all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to the completion of such Fundamental Transaction, including, but not limited to, agreements to deliver to each holder of the Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the Warrant ADSs reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the Ordinary Shares underlying the Warrant ADSs acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and reasonably satisfactory to the Required Holders. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the Warrant ADSs (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of the publicly traded common stock, ordinary shares or common shares (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of ADSs or Ordinary Shares are entitled to receive securities or other assets with respect to or in exchange for ADSs or Ordinary Shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Corporate Event but prior to the Expiration Date, in lieu of Warrant ADSs (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Corporate Event, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Corporate Event had this Warrant been exercised immediately prior to such Corporate Event. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section 3(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

4. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Memorandum and Articles of Association, or other governing documents, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith comply with all the provisions of this Warrant and take all actions consistent with effectuating the purposes of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Ordinary Shares represented by the Warrant ADSs receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company shall validly and legally issue fully paid and nonassessable ADSs and Ordinary Shares upon the exercise of this Warrant, which shall not be subject to preemptive or similar rights and which shall be free and clear of all liens, taxes and charges, (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Ordinary Shares, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of Ordinary Shares represented by Warrant ADSs issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise), and (iv) shall cause all Warrant ADSs issuable upon exercise of this Warrant to be listed on all securities exchanges on which the ADSs issued to the public in the Offering are then listed, so long as this Warrant is outstanding.

5. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of shares, reclassification of shares, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of Warrant ADSs which such Person is then entitled to receive upon the due exercise of this Warrant. Notwithstanding the foregoing, the Company shall deliver to the Holder a copy of each notice given to shareholders of the Company at the same time and in the same manner that such notice is given to its shareholders. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company and deliver the completed and executed Assignment Form, in the form attached hereto as Exhibit B, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(d)), registered as the Holder may request, representing the right to purchase the number of Warrant ADSs being transferred by the Holder and, if less than the total number of Warrant ADSs then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(d)) to the Holder representing the right to purchase the number of Warrant ADSs not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, the Company shall, at its expense, execute and deliver to the Holder a new Warrant (in accordance with Section 6(d)) representing the right to purchase the Warrant ADSs then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6(d)) representing in the aggregate the right to purchase the number of Warrant ADSs then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant ADSs as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional ADSs shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant ADSs then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6(a) or Section 6(c), the Warrant ADSs designated by the Holder which, when added to the number of Warrants ADSs underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant ADSs then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

7. NOTICES. The Company shall provide Holder with prompt written notice of all actions taken pursuant to this Warrant. Notwithstanding anything to the contrary, the Company shall give written notice to Holder of any of the following events at least fifteen (15) calendar days prior to the date fixed as a record date or the date of closing the register of members for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale: (i) if the Company shall take a record of the holders of its shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its shares any additional shares of the Company or securities convertible into or exchangeable for shares of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company or a sale of all or substantially all of its property, assets and business shall be proposed. Such notice shall specify such record date or the date of the closing of the register of members, as the case may be.

(a) Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in writing, will be sent (a) by mail (i) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or (ii) if delivered from outside the United States, by International Federal Express or (b) by electronic mail. Such notice will be deemed given (i) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (iii) if delivered by International Federal Express, two (2) Business Days after so mailed and (iv) if delivered by electronic mail, on the day the notice was sent if during regular business hours and, if sent outside regular business hours, on the following Business Day. Notices will be delivered and addressed as follows:

(i)	if to the Company, to:

MetaOptics Ltd

81 Ayer Rajah Crescent

#01-45

Singapore 139967

Attn: _____________________4

Email: ___________________

with a copy to:

Norton Rose Fulbright

38/F Jardine House

1 Connaught Place Central

Hong Kong SAR

Attn: Harold Tin

Email: harold.tin@nortonrosefulbright.com

(ii) if to the Holder, at the address of the Holder appearing on the books of the Company.

8. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders. Any such amendment shall apply to all Warrants and be binding upon all registered holders of such Warrants.

[4]	Company to provide.

9. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

10. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

11. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant ADSs, the Company shall submit the disputed determinations or arithmetic calculations via email within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant ADSs within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via email (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld, or (b) the disputed arithmetic calculation of the Warrant ADSs to the Company’s independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. The prevailing party (which, for purposes of this Warrant, is the party whose determinations or calculations is closest to those of the investment bank or the accountant, as the case may be) in any dispute resolved pursuant to this Section 11 shall be entitled to the full amount of all reasonable expenses, including all costs and fees paid or incurred in good faith, in relation to the resolution of such dispute. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

12. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

13. TRANSFER, LOCK-UP PERIOD. Subject to applicable laws and the restrictions set forth in this paragraph, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company. The Holder agrees that, except as provided in FINRA Rule 5110(e)(2), pursuant to FINRA Rule 5110(e)(1), it will not, for the duration of the Lock-Up Period, (a) sell, transfer, assign, pledge, hypothecate or otherwise transfer this Warrant (including any Warrant ADSs issued or issuable hereunder), or (b) cause this Warrant or any Warrant ADSs issued or issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Warrant or any Warrant ADSs issued or issuable hereunder. As used herein, the term “Lock-Up Period” means the period beginning on the Offering Date and ending on the one hundred eighty (180) day anniversary of the Offering Date. In addition, notwithstanding the other terms of this Warrant or any agreement between the Company and the Holder, the Holder agrees that, as required by FINRA Rule 5110(g)(8): (i) this Warrant may not be exercised more than five (5) years from the Offering Date; (ii) the Holder shall not have more than one demand registration right at the Company’s expense; (iii) the Holder shall not have the right to demand registration of this Warrant or the Warrant ADSs more than five (5) years from the Offering Date; (iv) the Holder shall not have the right to piggyback registration with respect to this Warrant or the Warrant ADSs more than five (5) years from the Offering Date; (v) this Warrant may not have anti-dilution terms that allow the Holder and related persons to receive more shares or to exercise at a lower price than originally agreed upon at the time of the Offering, when the public shareholders have not been proportionally affected by a stock split, stock dividend, or other similar event; and (vi) this Warrant may not have anti-dilution terms that allow the Holder and related persons to receive or accrue cash dividends prior to the exercise or conversion of this Warrant. Further, the Holder agrees not to transfer this Warrant to any person who is a director or a substantial shareholder of the Company, an interested person as defined in Chapter 9 of the Listing Manual Section B: Rules of Catalist of the SGX-ST, as amended, modified or supplemented from time to time (the “Catalist Rules”) or any other person in the categories set out in Rule 812(1) of the Catalist Rules.

14. SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant; provided, however, if no such agreement is reached then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

15. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

(b) “Bloomberg” means Bloomberg Financial Markets.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(d) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Ordinary Shares.

(e) “Eligible Market” means the Principal Market, the New York Stock Exchange, the NYSE American (or the NYSE MKT), the Nasdaq Capital Market or the Nasdaq Global Select Market.

(f) “Expiration Date” means the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a “Holiday”), provided that if the Principal Market is not the principal trading market for the ADSs, then on the principal securities exchange or securities market on which the ADSs are then traded, the next date that is not a Holiday.

(f) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person (but excluding a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Ordinary Shares, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares.

(g) “Options” means any rights, warrants or options to subscribe for or purchase Ordinary Shares or Convertible Securities.

(h) “Ordinary Shares” means (i) the Company’s ordinary shares, par value S$0.00000025 per share, and (ii) any share capital into which such securities shall have been changed or any share capital resulting from a reclassification of such securities.

(i) “Ordinary Share Equivalents” means any securities of the Company or its direct or indirect subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares and/or ADSs, as applicable, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares and/or ADSs, as applicable.

(j) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock, common shares, ordinary shares or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(k) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(l) “Principal Market” means the Nasdaq Global Market.

(m) “Required Holders” means, as of any date, the Holder, and, if there is more than one Holder, then the Holders of at least a majority of the Warrants outstanding as of such date (for the avoidance of doubt, “Required Holders” shall not include the holders of any other warrants that the Company may issue apart from the Offering).

(n) “Standard Settlement Period” means (I) if the ADSs are then listed on an Eligible Market, the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Eligible Market with respect to the ADSs as in effect on the date of delivery of the Notice of Exercise, (II) if the ADSs are listed on OTCQB or OTCQX, then the standard settlement period, expressed in a number of Trading Days, on the OTCQB or OTCQX, as the case may be or (III) if the ADSs are not then listed on an Eligible Market, OTCQB or OTCQX, and prices for the ADSs are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), then two Trading Days.

(o) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(p) “Trading Day” means any day on which the ADSs are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the ADSs, then on the principal securities exchange or securities market on which the Ordinary Shares are then traded; provided that “Trading Day” shall not include any day on which the ADSs are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the ADSs are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(q) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets LLC. If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase American Depositary Shares Representing Ordinary Shares to be duly executed as of the Issuance Date set out above.

METAOPTICS LTD

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE AMERICAN DEPOSITARY SHARES REPRESENTING ORDINARY SHARES

METAOPTICS LTD

The undersigned holder hereby exercises the right to purchase _________________ Warrant ADSs of the Company. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant. Please issue the Warrant ADSs as to which the Warrant is exercised in accordance with the instructions given below and, if applicable, a new Warrant representing the number of Warrant ADSs for which the Warrant has not been exercised.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

______________ a “Cash Exercise” with respect to _______________________ Warrant ADSs; and/or

______________ a “Cashless Exercise” with respect to _____________________ Warrant ADSs.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant ADSs to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant ADSs. The Company shall deliver to the undersigned holder or such other name as may be specified below __________ Warrant ADSs in accordance with the terms of the Warrant and, after delivery of such Warrant ADSs, _____________ Warrant ADSs remain subject to the Warrant. Please issue said Warrant ADSs in the name of the undersigned holder or in such other name as may be specified below:

For Warrant ADSs not bearing a restrictive legend:

DTC Participant name and number:
Contact of DTC Participant:
Telephone Number of Participant Contact:
DWAC Account Number:
DWAC Account Number:

For Warrant ADSs bearing a restrictive legend:

Name:
Address:
SSN/TIN:
Telephone No.
of Holder:

Date:

Name of Registered Holder

By:
Name:
Title:

A-1

EXHIBIT B

ASSIGNMENT FORM

METAOPTICS LTD

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED, the foregoing Warrant, as to the right to purchase the number of Warrant ADSs set forth below, and all such rights evidenced thereby are hereby assigned to:

Name:

Address:

Number of Warrant ADSs:

Dated: ______________________

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

B-1